SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  May 5, 2011

                          AVSTAR AVIATION GROUP, INC.
                          ---------------------------
             (Exact name of registrant as specified in its charter)

        Colorado                    0-30503                 76-0635938
--------------------------------------------------------------------------------
(State or other jurisdiction (Commission File Number)     (IRS Employer
      of incorporation)                                     ID Number)

      3600 Gessner, Suite 220, Houston, Texas                 77063
--------------------------------------------------------------------------------
      (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code      (713) 965-7582
                                                   -----------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ]     Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

     [ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

     [ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act   (17 CFR 240.14d-2(b))

     [ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT

     On May 5, 2011, AvStar Aviation Group, Inc. (the "Company") issued a convertible promissory note in the original principal amount of $90,000 (the "Note") to Henry L. Schulle, a consultant to the Company, in lieu of cash for consulting services provided by Mr. Schulle to the Company. The Note bears regular interest at a rate of 8.5 % per annum. The Note is unsecured, and it is due and payable one year after the date of its issuance. At any time prior to the payment in full of the entire balance of the Note, the holder has the option of converting all or any portion of the unpaid balance of the note into shares of the Company's common stock at a conversion price discussed hereafter. The conversion price for the Note features a "variable" conversion price and also a "fixed" conversion price of $.04, which will apply if it is less than the related variable conversion price. The variable conversion price is the closing trading prices of the Company's common stock for the most recent trading days preceding the date of exercise; provided, however, that the variable conversion price must be a minimum of at least $.005 per share. The Note contains customary representations and warranties, registration rights, customary anti-dilution provisions, and customary events of default that entitle the holder to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Note. In early September 2011, Mr. Schulle assigned his rights under the Note (and two other convertible promissory notes) to Fairhills Capital, which has converted a small portion of the Note. The Company does not now have sufficient authorized but unissued shares to permit the further conversion of the Notes in any meaningful way.

     Commencing near the beginning of August 2011 and continuing through the present, the Company borrowed certain amounts from several of its shareholders. The Company believes that these borrowings became material to it in amount on or about October 3, 2011. The following table gives information regarding these borrowings:

      Date(s) of                                              Aggregate
      Borrowings          Lending Shareholder              Amount of Debt
      ----------          -------------------              --------------
Aug.  8,  2011  &
Oct. 3, 2011       H.L. Schulle                                 $60,500
Sept. 13, 2011     Sabinal Trust, Robert Gaidousek, Trustee     $19,000
Nov. 9, 2011       THC Trust, Robert Gaidousek, Trustee         $87,187

     The indebtedness indicated in the table has not yet been memorialized in written documentation. Accordingly, it must be view as demand indebtedness, of which the lender can require the repayment thereof at any time. The Company intends in the future to negotiate with the lending shareholders the exact terms of the indebtedness and memorialize those terms in written documentation. Mr. Schulle also acts as a consultant to the Company, and the Company also owes the Sabinal Trust approximately $23,600 in unreimbursed expenses incurred by it on the Company's behalf.

ITEM  3.02.  UNREGISTERED  SALES  OF  EQUITY  SECURITIES.

     Commencing on September 19, 2011 and continuing through the first week of November 2011, several holders of convertible promissory notes issued by the Company converted portions of the notes held by them. The following table gives information regarding these conversions:


    Date or Date                               Number of          Amount of
Range of Conversions      Holder             Shares Issued     Debt Converted
--------------------      ------             -------------     --------------
Sept. 19, 2011       Redwood Management, LLC   12,050,000        $10,243
Sept. 19, 2011  to
Oct. 21, 2011        Fairhills Capital        107,802,837        $64,450
Nov. 13, 2011        Asher Enterprises, Inc.   13,333,333        $ 8,000

     The issuances of the preceding shares in connection with the conversion of the convertible promissory notes are claimed to be exempt pursuant to Section 4(2) of the Securities Act of 1933 (the "Act") and Rule 506 of Regulation D under the Act. No advertising or general solicitation was employed in offering these securities. The offering and sale was made only to a limited group of sophisticated investors, and subsequent transfers were restricted in accordance with the requirements of the Act.

     The securities issued in connection with the acquisition were not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AVSTAR AVIATION GROUP, INC.


Date: November 21, 2011                /s/     Clayton I. Gamber
                                       ---------------------------------
                                               Clayton I. Gamber,
                                          Chief Executive Officer & President